UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 18, 2008 (April 14, 2008)

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 14, 2008, Delta Air Lines Inc., a Delaware corporation (“Delta”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nautilus Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Delta (“Merger Sub”), and Northwest Airlines Corporation, a Delaware corporation (“Northwest”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Northwest, with Northwest continuing as the surviving corporation and as a wholly-owned subsidiary of Delta (the “Merger”).  The Merger has been approved by the board of directors of both Delta and Northwest.

Under the terms of the Merger Agreement, each outstanding share of Northwest common stock (including those shares held in the reserve established pursuant to Northwest’s plan of reorganization under Chapter 11) will be converted into the right to receive 1.25 shares of Delta common stock.  Northwest stock options and other equity awards will generally convert upon completion of the Merger into stock options and equity awards with respect to Delta common stock, after giving effect to the exchange ratio.

The Merger Agreement also provides that upon consummation of the Merger, the board of directors of the combined company will be made up of thirteen members, consisting of (1) seven members of the Delta board of directors (which will include Daniel A. Carp, the current Chairman of the Delta board of directors, and Richard H. Anderson, the current Chief Executive Officer of Delta), (2) five members of the Northwest board of directors (which will include Roy J. Bostock, the current Chairman of the Northwest board of directors, and Douglas M. Steenland, the current Chief Executive Officer of Northwest and three members of the current Northwest board of directors) and (3) one representative designated by the Air Line Pilots Association, International (“ALPA”).

Under the Merger Agreement, upon completion of the Merger, Daniel A. Carp will serve as non-executive chairman of the board of directors of the combined company, Richard H. Anderson will serve as chief executive officer of the combined company and Roy J. Bostock will serve as a non-executive vice chairman of the board of directors of the combined company.  Edward H. Bastian will serve as President and Chief Financial Officer of the combined company.

The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, so that none of Delta, Merger Sub, Northwest or any of the Northwest stockholders generally will recognize any gain or loss in the transaction, except that Northwest stockholders will recognize gain with respect to cash received in lieu of fractional shares of Delta common stock.

Delta and Northwest have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) that Northwest will convene and hold a meeting of the stockholders of Northwest to consider and vote upon the adoption of the Merger Agreement, (iv) that Delta will convene and hold a meeting of stockholders of Delta to consider and vote upon the approval of the issuance of Delta common stock required to be issued in the Merger and (v) that, subject to certain exceptions, the Northwest board of directors and Delta board of directors will each recommend the adoption of the Merger Agreement and the issuance of Delta’s common shares, respectively, by their stockholders. In addition, Delta and Northwest have made certain additional customary covenants not to, including, among others, (i) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with alternative business combination transactions.

Completion of the Merger is subject to customary conditions, including (i) adoption of the Merger Agreement by the holders of Northwest common stock, (ii) approval of the issuance of Delta common stock required to be issued in the Merger, (iii) absence of certain laws or orders of governmental authorities prohibiting the closing, (iv) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the applicable merger control laws of the European Commission and (v) obtaining exemptive authority required from the Department of Transportation for any de facto route transfers.  Each party’s obligation to consummate the Merger is also subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of the other party of its obligations, (iii) the delivery of customary opinions from counsel to Delta and counsel to Northwest that the Merger will qualify as a tax-free reorganization for federal income tax purposes and (iv) the absence of certain bankruptcy events.

The Merger Agreement contains certain termination rights for both Delta and Northwest.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Northwest may be required to pay to Delta, or Delta may be required to pay to Northwest, a termination fee of $165 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Delta, Northwest, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of Delta and Merger Sub, on the one hand, and Northwest, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Delta and Merger Sub, on the one hand, and Northwest, on the other hand. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Delta and Northwest and their subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Northwest and Delta and certain of their respective subsidiaries are parties to domestic marketing alliance, codeshare and related agreements.

Transaction Framework Agreement

On April 14, 2008, Delta reached agreement on the Transaction Framework Agreement (the “Framework Agreement”) among Delta, the Delta Master Executive Council (the governing body of the Delta unit of ALPA) (the “Delta MEC”) and ALPA.

The Framework Agreement addresses, among other things, a tentative agreement that will amend in certain respects the collective bargaining agreement (the “Delta CBA”) applicable to Delta pilots.  The tentative agreement to amend the Delta CBA is subject to ratification by Delta pilots and would become effective on the closing date of the Merger.   Subject to the terms and conditions of the Framework Agreement, the Delta MEC has agreed to (i) recommend that the Delta pilots ratify the amendments to the Delta CBA and (ii) use its reasonable best efforts to cause a ratification vote by the Delta pilots within 90 days.  The Framework Agreement does not apply to pilots of Delta subsidiaries or Northwest.

Pursuant to the terms of the Framework Agreement, Delta has agreed to issue shares of its common stock equal to 3.5% of the fully-diluted shares outstanding of Delta (after giving effect to the shares of Delta common stock issued in connection with the Merger) (the “Delta Pilot Shares”) to Delta pilots, effective on the closing date of the Merger and subject to ratification by Delta pilots of the tentative agreement to amend the Delta CBA.1  The Framework Agreement provides for customary registration rights with respect to the Delta Pilot Shares.

1 On April 14, 2008, Delta announced its intention to issue shares of its common stock equal to 4% of the fully-diluted shares outstanding of Delta (after giving effect to the shares of Delta common stock issued in connection with the Merger) to U.S. based non-pilot employees of Delta and Northwest upon the closing of the Merger.

Nomination Letter Agreement

On April 14, 2008, in a letter agreement among Delta, the Delta MEC and ALPA (the “Nomination Letter Agreement”), Delta  agreed (1) to cause the election to its board of directors of a Delta pilot designated by the Delta MEC who is not a member or officer of the Delta MEC or an officer of ALPA (“Pilot Nominee”); (2) at any meeting of stockholders at which the Pilot Nominee is subject to election, to renominate the Pilot Nominee, or nominate another qualified Delta pilot designated by the Delta MEC, to be elected to the board of directors, and to use its reasonable best efforts to cause such person to be elected to the Board; and (3) in the event of the death, disability, resignation, removal or failure to be elected of the Pilot Nominee, to elect promptly to the Board a replacement Pilot Nominee designated by the Delta MEC to fill the resulting vacancy.  Pursuant to the Nomination Letter Agreement, the board of directors elected Kenneth C. Rogers to the Board on April 14, 2008.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,’ “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, Delta's and Northwest’s expectations with respect to the synergies, costs and charges and capitalization, anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict.  Factors that may cause such differences include, but are not limited to, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the airline pricing environment; (2) competitive actions taken by other airlines; (3) general economic conditions; (4) changes in jet fuel prices; (5) actions taken or conditions imposed by the United States and foreign governments; (6) the willingness of customers to travel; (7) difficulties in integrating the operations of the two airlines; (8) the impact of labor relations, and (9) fluctuations in foreign currency exchange rates.  Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions.

Delta cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Delta’s and Northwest’s most recently filed Forms 10-K.  All subsequent written and oral forward-looking statements concerning Delta, Northwest, the merger, the related transactions  or other matters and attributable to Delta or Northwest or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Delta and Northwest do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this document.

Additional Information

In connection with the proposed merger, Delta will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Delta and Northwest that also constitutes a prospectus of Delta.  Delta and Northwest will mail the joint proxy statement/prospectus to their stockholders.  Delta and Northwest urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Delta’s website (www.delta.com) under the tab “About Delta” and then under the heading “Investor Relations” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Northwest’s website (www.nwa.com) under the tab “About Northwest” and then under the heading “Investor Relations” and then under the item “SEC Filings and Section 16 Filings.”

Delta, Northwest and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Delta and Northwest stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Delta and Northwest stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Delta’s executive officers and directors in its Annual Reports on Form 10-K (including any amendments thereto), Current Reports on Form 8-K and other documents that have previously been filed with the SEC since April 30, 2007 as well as in its definitive proxy statement to be filed with the SEC related to Delta’s 2008 Annual Meeting of Stockholders. You can find information about Northwest’s executive officers and directors in its Annual Reports on Form 10-K (including any amendments thereto), Current Reports on Form 8-K and other documents that have previously been filed with the SEC since May 31, 2007 as well as in its definitive proxy statement to be filed with the SEC related to Northwest’s 2008 Annual Meeting of Stockholders. You can obtain free copies of these documents from Delta and Northwest using the contact information above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                 As described in Item 1.01 above, Kenneth C. Rogers has been elected to the Delta board of directors pursuant to the Nomination Letter Agreement.  As an employee of the company, Mr. Rogers will not receive separate compensation for his service on the Delta board of directors.  Mr. Rogers’ compensation as a Delta pilot is determined under the collective bargaining agreement between Delta and ALPA.  During Delta’s Chapter 11 bankruptcy case, ALPA agreed to amend its collective bargaining agreement to reduce Delta’s pilot labor costs.  In exchange for this amendment, ALPA received certain consideration from Delta, including a claim against Delta’s bankruptcy estate, which ALPA distributed among eligible pilots.  During 2007, Mr. Rogers received $349,358 as a Delta pilot, including $233,865 from the distribution from ALPA.

Mr. Rogers is not expected to be named to any committees of the Delta board of directors at the present time.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 2.1
Agreement and Plan of Merger, dated as of April 14, 2008, by and among Delta Air Lines, Inc., Nautilus Merger Corporation, and Northwest Airlines Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Edward H. Bastian
Date: April 18, 2008	Edward H. Bastian President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1
Agreement and Plan of Merger, dated as of April 14, 2008, by and among Delta Air Lines, Inc., Nautilus Merger Corporation, and Northwest Airlines Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)